Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Streamline Health Solutions, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2013, relating to the consolidated financial statements and financial statement schedule of Streamline Health Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2015.

/s/ BDO USA, LLP

Chicago, Illinois

December 23, 2015